                                                                    EXHIBIT 99.1


For further information please contact:

Manda Hunt
Manager of Corporate Communications
U.S. RealTel, Inc.
Phone: (404) 442-0301

                   U.S. REALTEL REPORTS Q4 AND FY 2002 RESULTS
         Company reports positive EBITDA for second consecutive quarter.

ATLANTA, April 9, 2003 - U.S. RealTel, Inc. (OTCBB: USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today reported its consolidated operating and financial results for its fourth quarter and fiscal year ended December 31, 2002.

"The acquisitions of Cypress Communications and WorldCom's (WCOMQ) Intermedia Advanced Building Networks unit last year provided a platform from which to launch a growth strategy ultimately designed to increase shareholder value. The successful execution of this strategy, which includes a combination of growth via organic means as well as via acquisitions, has enabled U.S. RealTel to achieve positive EBITDA for the last two consecutive quarters," said Charles B. McNamee, Chief Executive Officer.

FINANCIAL HIGHLIGHTS

Revenue for the fourth quarter increased to $23 million, a 12 percent increase over third quarter 2002 revenue of $20.5 million. Total revenue for the year was $51.7 million. The company did not report any revenue in the year 2001 for comparative purposes.

EBITDA (net gain excluding net interest, income taxes, depreciation, and amortization) for the fourth quarter increased to $1.8 million, an 96 percent increase over third quarter 2002 EBITDA of $918,0001. Total EBITDA for the year 2002 was $4.6 million.

The company reported net earnings of $409,000 or $0.07 per share for the fourth quarter of 2002, which included $343,000 in extraordinary gain in connection with the acquisition of Cypress Communications, and $85,000 in extraordinary gain in connection with the extinguishment of debt, compared with a net loss of $2.5 million, or $0.41 per share in the fourth quarter of 2001. The weighted average number of common shares outstanding for the three months ending December 31, 2002 was 5,874,000.



---------------------
(1) EBITDA for the third quarter was previously reported as $978,000. Certain prior quarter amounts were reclassified to conform to the fourth quarter and year end presentation. Refer to Selected Financial Data for additional information.



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

As of December 31, 2002, cash, cash equivalents, and short-term investments totaled $8.3 million. The company paid off outstanding borrowings of $8.0 million under a $10.0 million line of credit facility with Silicon Valley Bank. Such borrowings were repaid with cash from operations. The facility is still available for use should the need arise.

"I am very pleased with U.S. RealTel's fourth quarter and fiscal year 2002 results. A year ago the company was generating virtually no revenue from its South American telecom rights operations. Today, with the acquisitions of Cypress Communications and WorldCom's shared tenant services business, U.S. RealTel has been transformed. We are EBITDA positive - a notable accomplishment in today's telecommunications environment," commented Mr. McNamee.

YEAR IN REVIEW

- In February 2002, U.S. RealTel completed the acquisition of Cypress Communications, capitalizing on the significant investment Cypress had made in deploying its network infrastructure throughout the United States.

-        In conjunction with the acquisition, telecom industry veterans Charles
     B. McNamee and Gregory P. McGraw were named Chief Executive Officer and President and Chief Operating Officer respectively, of U.S. RealTel and its subsidiaries.

- In April, U.S. RealTel introduced a new senior management team comprised of results-oriented, experienced telecom executives.

- In July 2002, through its wholly owned subsidiary, Cypress Communications, U.S. RealTel completed the acquisition of WorldCom's shared tenant services business. This acquisition expanded Cypress' national footprint to 25 major metropolitan markets and solidified the company's position as the leading provider of premium, in-building managed communications services.

- By December 2002, a wholly owned operating subsidiary of Cypress Communications had obtained authorization to provide local exchange service as a CLEC in 22 states.

- The company ended the year with more than 8,000 small and medium-sized business customers located in more than 1,000 "Class A" office buildings nationwide.

BUSINESS OUTLOOK

Earlier this month, U.S. RealTel acquired Eureka Broadband Corporation's Southern California operations, effectively doubling the company's market share and revenue opportunity in that region.


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

In March, the company announced that it had entered into a partnership with San Francisco based Vivato, Inc. to launch wireless networking trials in and around the U.S. RealTel and Cypress Communications' Piedmont Center headquarters.

"We continue to concentrate on rationalizing and streamlining our operations to ensure a highly cost effective network. Combined with our growth strategy and new product offerings, Cypress Communications is effectively positioned to maintain its competitive edge and leadership position," Mr. McGraw added.

"We remain confident in our ability to sustain our existing operations through organic growth, but will continue to opportunistically pursue strategic acquisitions that will immediately contribute to our operational and financial success," concluded Mr. McNamee.

ANNUAL SHAREHOLDERS MEETING

U.S. RealTel also announced that its annual meeting of stockholders will be held in Atlanta on June 25, 2003. Stockholders of record, as of the close of business on April 25, 2003 will receive notice of the annual meeting and proxy materials describing matters on which such stockholders will be entitled to vote in late May.


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


ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB:USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress is the preferred communications service provider in more than 1,000 Class A commercial office complexes in 25 major metropolitan U.S. markets. Through Cypress Communications, U.S. RealTel provides premium voice, Internet and video services, including high-speed broadband Internet access, e-mail and network security services, integrated voice networks and equipment, and digital business television to thousands of small and medium sized tenant businesses and consumers nationwide. U.S. RealTel is headquartered in Atlanta, GA.

For more information, please visit our website at www.usrealtel.com or call
(888) 205-6912.


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


                       U.S. REALTEL, INC. AND SUBSIDIARIES
    FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2002
                      (In thousands except per share data)



                                                               Three Months Ended                 Year Ended
                                                                   December 31,                   December 31,
                                                               2002            2001            2002           2001
                                                            --------         -------         --------         -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

REVENUES ...........................................        $ 23,030         $    --         $ 51,717         $    --
NET OF DIRECT COST .................................          11,906              --           28,704              --
                                                            --------         -------         --------         -------
REVENUES - NET OF DIRECT COST ......................          11,124              --           23,013              --

OPERATING EXPENSES .................................          10,580             471           29,766           2,689
OTHER INCOME (EXPENSES) ............................            (561)             21           (4,876)            265
                                                            --------         -------         --------         -------
LOSS FROM CONTINUING OPERATIONS ....................             (17)           (450)         (11,629)         (2,424)

GAIN (LOSS) FROM DISCONTINUED OPERATIONS ...........              (2)         (2,141)           2,032          (5,012)

EXTRAIODINARY ITEMS ................................             428              --            7,868              --
                                                            --------         -------         --------         -------
NET INCOME (LOSS) ..................................        $    409         $(2,591)        $ (1,729)        $(7,436)
                                                            ========         =======         ========         =======

Net loss per share of common stock:
    Basic and diluted ..............................        $   0.07         $ (0.41)        $  (0.29)        $ (1.32)
                                                            ========         =======         ========         =======
Weighted average shares of common stock outstanding:
Basic and diluted ..................................           5,874           6,247            5,894           6,247
                                                            ========         =======         ========         =======

SELECTED FINANCIAL DATA (In thousands) for the years ended as of December 31, 2002 and 2001:



                                                                      2002            2001
                                                                  ------------   ------------
Net cash provided by (used in)
  operating activities                                                6,088         (5,671)
Net cash used in investing activities                               (17,635)          (744)
Net cash provided by (used in)
  financing activities                                               17,744         (1,035)
Capital expenditures (cash basis)                                     1,050             62

EBITDA (1)                                                            4,584         (7,535)

SELECTED BALANCE SHEET DATA (In thousands) as of December 31, 2002 and 2001:


                                                                      2002            2001
                                                                  ------------   ------------
Cash, cash equivalents
  and short term investments                                          8,258        2,061
Property and equipment, net                                          22,349           55
Total assets                                                         41,463        2,382
Total stockholders' equity                                            1,292        1,681


(1)      THE FOLLOWING TABLE ILLUSTRATES THE EBITDA CALCULATION (in thousands):


                                                  Three Months Ended               Year Ended
                                            September 30    December 31,    December 31,   December 31,
                                                 2002            2002            2002           2001
                                            ------------    ------------    ------------    ------------

          Net gain (loss), as reported            (2,014)            409          (1,729)         (7,436)
          Adjustments:
            Depreciation                             643             814           1,459             166
            Interest income                          (15)             (4)            (60)           (266)
            Interest expense                       2,304             565           4,914               1
                                            ------------    ------------    ------------     -----------
          EBITDA                                     918           1,784           4,584          (7,535)
                                            ============    ============    ============     ===========


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